UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 27, 2006

PILGRIM’S PRIDE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9273	75-1285071
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4845 US Highway 271 North

Pittsburg, Texas 75686-0093

(Address of Principal Executive Offices)

(ZIP Code)

Registrant’s telephone number, including area code: (903) 434-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 28, 2006, Pilgrim’s Pride Corporation (the “Company”) announced the expiration of its initial offer to acquire all of the outstanding shares of Gold Kist Inc. (NASDAQ: GKIS) common stock for $21.00 per share in cash. The initial offer and withdrawal rights expired at 5:00 p.m., New York City time, on Wednesday, December 27, 2006, at which time, based on information provided to Pilgrim’s Pride by the depository for the offer, a total of 45,343,812 shares of Gold Kist common stock, or approximately 88.87% of Gold Kist’s outstanding shares, had been tendered and not withdrawn. Of those shares tendered, 2,366,878 shares of Gold Kist’s outstanding common stock were tendered subject to guaranteed delivery. All shares validly tendered and not properly withdrawn prior to the expiration of the offer have been accepted for payment by the Company.

On December 28, 2006, the Company also announced a subsequent offering period for all remaining Gold Kist shares that have not been tendered, expiring on January 5, 2007 at 5:00 p.m., New York City time, unless extended. During the subsequent offering period, the Company will immediately accept for payment and promptly pay for validly tendered shares as they are tendered. Stockholders who tender shares during such period will be paid the same $21.00 per share, net to the seller in cash (subject to applicable withholding taxes), without interest, paid during the initial offering period. The procedures for accepting the offer and tendering shares during the subsequent offering period are the same as those described for the offer in the Company’s Offer to Purchase dated September 29, 2006 and the supplement thereto dated December 8, 2006, except that (i) the guaranteed delivery procedures may not be used during the subsequent offering period and (ii) shares tendered during the subsequent offering period may not be withdrawn. The Company may extend the subsequent offering period.

The offer was made in accordance with, and the acceptances made pursuant to, the terms of the Agreement and Plan of Merger dated December 3, 2006 (the “Merger Agreement”) by and among the Company, Protein Acquisition Corporation (“Protein”) and Gold Kist. The Merger Agreement required, among other things, that Protein amend its then pending offer to purchase the outstanding Gold Kist shares to increase the purchase price per share in the offer to $21.00, net to the seller in cash. The Merger Agreement provides that after the purchase of shares pursuant to the offer and the satisfaction or, if permissible, waiver of the other conditions set forth in the Merger Agreement and in accordance with the relevant provisions of the General Corporation Law of the State of Delaware (the “DGCL”), Protein will be merged with and into Gold Kist (the “Merger”). As a result of the Merger, Gold Kist will continue as the surviving corporation and will become a wholly owned subsidiary of the Company. At the effective time of the Merger, each share then outstanding (other than shares held by Gold Kist, the Company or any other direct or indirect wholly owned subsidiary of the Company and shares held by Gold Kist stockholders who shall have demanded properly in writing appraisal for such shares in accordance with Section 262 of the DGCL) shall be canceled and converted automatically into the right to receive $21.00 per share in cash without interest.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 99(d)(1) to Amendment No. 11 to the Company’s Tender Offer Statement on Schedule TO filed by the Company on December 5, 2006 and it is incorporated by reference into this Item 2.01.

The acceptance by the Company of the shares tendered as of December 27, 2006, represents total consideration payable of approximately $952 million, based on the $21.00 per share merger consideration and the 45,343,812 shares of Gold Kist common stock tendered. As of the date of the Merger Agreement, there were 51,024,977 Gold Kist shares outstanding. The Company intends to acquire the shares remaining after the subsequent offering period pursuant to the Merger. The total cost to acquire all of the Gold Kist shares pursuant to the tender offer and the Merger, together with related fees and expenses, will be approximately $1.1 billion, plus the assumption or refinancing of approximately $144 million of Gold Kist’s debt, including the Senior Notes, described below. The Company has funded the acquisition through the Credit Agreement and the Senior Unsecured Term Loan Agreement referred to in Item 2.03 below. Information regarding the Company’s Credit Agreement, as amended, is contained in a Form 8-K filed by the Company on September 28, 2006 and a Form 8-K filed by the Company on December 19, 2006. Information regarding the Company’s Senior Unsecured Term Loan Agreement is contained in a Form 8-K filed by the Company on December 5, 2006.

A copy of the press release announcing the acceptance of the tendered Gold Kist shares is attached as Exhibit 99(a)(49) to Amendment No. 16 to the Company’s Tender Offer Statement on Schedule TO filed by the Company on December 28, 2006 and it is incorporated by reference into this Item 2.01.

The Company also announced on December 28, 2006 that it had completed its offer to purchase and related consent solicitation for Gold Kist’s outstanding 10 1/4% Senior Notes due March 15, 2014. The debt tender offer was made in connection with the Company’s acquisition of Gold Kist. As of 5:00 p.m., New York City Time,

December 27, 2006, the Company had received tenders and related consents with respect to 100% of the aggregate principal amount of the outstanding Gold Kist Senior Notes, all of which were accepted for payment and paid for by the Company on January 3, 2007.

The Company intends to file the audited financial statements required by Item 9.01(a) and the pro forma financial statements required by Item 9.01(b) by amendment to this Form 8-K no later than 71 days after the date this initial report on Form 8-K must be filed.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The acceptance by the Company on December 27, 2006 of the Gold Kist shares and the Senior Notes described in Item 2.01 above creates a direct financial obligation of the Company to pay for such shares and Senior Notes. The Company has funded the financial obligation by utilizing its existing credit facilities.

To fund a portion of the purchase price, the Company has drawn an amount of $665 million under its Credit Agreement dated as of September 21, 2006, as amended December 13, 2006, with CoBank, ACB, as lead arranger and co-syndication agent, and sole book runner, and as administrative, documentation and collateral agent, Agriland, FCS, as co-syndication agent, and as a syndication party, and the other syndication parties signatory thereto. Also, the Company has drawn an amount of $450 million under its $450,000,000 Senior Unsecured Term Loan Agreement dated November 29, 2006 with Lehman Commercial Paper Inc., as the administrative agent and a lender, Lehman Brothers Inc., as joint lead arranger and joint bookrunner, Credit Suisse Securities (USA) LLC, as joint lead arranger and joint bookrunner and Credit Suisse Cayman Islands Branch, as syndication agent and a lender. A description of both of the facilities is contained in the Company’s current reports on Form 8-K described in Item 2.01 above.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

(1)	The audited financial statements required by Item 9.01(a) of the Form 8-K will be filed by amendment to this Form 8-K no later than 71 days after the date this initial report on Form 8-K must be filed.

(b)	Pro Forma Financial Information

(1)	The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment to this Form 8-K no later than 71 days after the date this initial report on Form 8-K must be filed.

(d)	Exhibits

Exhibit Number	Description
10.1	Agreement and Plan of Merger dated as of December 3, 2006, by and among the Company, the Purchaser and Gold Kist (incorporated by reference from Exhibit 99(d)(1) to Amendment No. 11 to the Company’s Tender Offer Statement on Schedule TO filed by the Company on December 5, 2006)

99.1	Press Release (incorporated by reference from Exhibit 99(a)(49) to Amendment No. 16 to the Company’s Tender Offer Statement on Schedule TO filed by the Company on December 28, 2006)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM’S PRIDE CORPORATION

Date: January 4, 2007	By:	/s/ Richard A. Cogdill
Richard A. Cogdill
Executive Vice President, Chief Financial Officer,
Secretary and Treasurer

Exhibit Index

Exhibit Number	Description
10.1	Agreement and Plan of Merger dated as of December 3, 2006, by and among the Company, the Purchaser and Gold Kist (incorporated by reference from Exhibit 99(d)(1) to Amendment No. 11 to the Company’s Tender Offer Statement on Schedule TO filed by the Company on December 5, 2006)

99.1	Press Release (incorporated by reference from Exhibit 99(a)(49) to Amendment No. 16 to the Company’s Tender Offer Statement on Schedule TO filed by the Company on December 28, 2006)